Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Better For You Wellness, Inc. (the “Company”) on Form 10-K for the year ended February 28, 2024, as filed with the Securities and Exchange Commission (the “Report”), I, Ian James, Chief Executive Officer and Pratibha Chaurasia, Fractional Chief Financial Officer of the Company, certify that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: September 10, 2024

/s/ Ian James
Chairman of the Board and Chief Executive Officer

/s/ Pratibha Chaurasia
Fractional Chief Financial Officer